    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 6, 1998
                              REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              SCHUFF STEEL COMPANY
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         DELAWARE                                               86-0318760
(STATE OR OTHER JURISDICTION                                 (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)


                  420 SOUTH 19TH AVENUE, PHOENIX, ARIZONA 85009
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)


                   SCHUFF STEEL COMPANY 1997 STOCK OPTION PLAN
                              (FULL TITLE OF PLAN)


                                 SCOTT A. SCHUFF
                              SCHUFF STEEL COMPANY
                              420 SOUTH 19TH AVENUE
                             PHOENIX, ARIZONA 85009
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (602) 252-7787
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE


                                                       PROPOSED MAXIMUM             PROPOSED MAXIMUM            AMOUNT OF
   TITLE OF SECURITIES         AMOUNT TO BE                OFFERING                AGGREGATE OFFERING          REGISTRATION
    TO BE REGISTERED            REGISTERED            PRICE PER SHARE(1)                 PRICE                     FEE
  Common Stock                    600,000                   $9.69                      $5,814,000                $1,715.13
  $0.001 par value


(1) ESTIMATED PURSUANT TO RULE 457(h) SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE USING THE AVERAGE OF THE HIGH AND LOW PRICE OF THE REGISTRANT'S COMMON STOCK ON JANUARY 30, 1998.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by Schuff Steel Company (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and are hereby incorporated by reference into this Registration Statement:

         (a) the Registrant's prospectus, dated June 30, 1997, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

         (b) the description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A, dated June 17, 1997, filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Act of 1934.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of such director's fiduciary duty, except for liability: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders;
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases; and (iv) for any transaction from which the director derives an improper benefit. The effect of the provision of the Registrant's Certificate of Incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Registrant or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Registrant's Certificate of Incorporation provides that the Registrant shall indemnify any person who is or was a director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation or entity, against expenses, liabilities, and losses incurred by any such person by reason of the fact that such person is or was acting in such capacity. The Registrant's Certificate of Incorporation also permits it to secure insurance on behalf of any director, officer, employee, or agent of the Registrant for any liability arising out of such person's actions in such capacity.

         The Registrant contemplates entering into agreements to indemnify its directors. These agreements would, among other things, indemnify the Registrant's directors for certain expenses (including attorneys' fees), judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant, or any other company or enterprise to which such person provides services at the request of the Registrant. To the extent that the Board of Directors or the stockholders of the Registrant may in the future wish to limit or repeal the ability of the Registrant to provide indemnification as set forth in the Registrant's Certificate of Incorporation, such repeal or limitation may not be effective as to directors or others who are parties to the indemnification agreements because their rights to full protection would be contractually assured by such agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors of the Registrant. The Registrant believes that the indemnification provisions in its Certificate of Incorporation and in the indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8.           EXHIBITS.  The Exhibit Index is located on page 6.

ITEM 9.           UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                           Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on February 6, 1998.

                                    SCHUFF STEEL COMPANY, a Delaware corporation

                                    By: /s/   David A. Schuff
                                       ----------------------------
                                              David A. Schuff

                                       Its: Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Name and Signature                           Title                                       Date
------------------                           -----                                       ----
/s/  David A. Schuff                         Chairman of the Board of Directors          February 6, 1998
----------------------------------------
David A. Schuff
/s/  Scott A. Schuff                         President, Chief Executive Officer          February 6, 1998
----------------------------------------     and Director
Scott A. Schuff                              (Principal Executive Officer)


/s/  Kenneth F. Zylstra                      Vice President and Chief Financial          February 6, 1998
----------------------------------------     Officer, Director
Kenneth F. Zylstra                           (Principal Financial and Accounting
                                             Officer)

                                  EXHIBIT INDEX


Exhibit Number                          Description
--------------                          -----------

5                                       Opinion of Snell & Wilmer
                                        L.L.P.
23.1                                    Consent of Ernst & Young LLP
23.2                                    Consent of Snell & Wilmer
                                        L.L.P. (Included in Exhibit 5)